UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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IDI, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IDI, INC.

2650 North Military Trail, Suite 300

Boca Raton, Florida 33431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 1, 2016

To our Stockholders:

The Annual Meeting of Stockholders of IDI, Inc. (the “Company”) will be held on Wednesday, June 1, 2016 at 3:00 p.m., Eastern Time, at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431 to consider and vote on the following proposals:

(1)	The election of nine (9) directors to serve for a one year term until the 2017 Annual Meeting of Stockholders or until a successor is duly elected and qualified;

(2)	An amendment to the IDI, Inc. 2015 Stock Incentive Plan (the “2015 Plan”) to increase the number of shares available for issuance under the 2015 Plan and the ratification of awards made under the 2015 Plan, which awards are subject to stockholder approval of the amendment;

(3)	An award of restricted stock units to our Executive Chairman, which award is subject to stockholder approval;

(4)	An award of restricted stock units to our Vice Chairman, which award is subject to stockholder approval;

(5)	A non-binding advisory vote on executive officer compensation (“Say on Pay”); and

(6)	The transaction of such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The Board of Directors has fixed the close of business on April 13, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

The enclosed proxy statement contains information pertaining to the matters to be voted on at the annual meeting. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 is being mailed with this proxy statement.

By order of the Board of Directors,

Executive Chairman

Boca Raton, Florida

April 29, 2016

IMPORTANT NOTICE

REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2016

The accompanying proxy statement and the 2015 Annual Report on Form 10-K are available on the

Company’s website on the Investor Relations page at http://www.ididata.com.

YOU ARE REQUESTED, REGARDLESS OF THE NUMBER OF SHARES OWNED, TO SIGN AND

DATE THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY, OR TO USE THE INTERNET

VOTING SYSTEM SET FORTH IN THE PROXY.

IDI, INC.

2650 North Military Trail, Suite 300

Boca Raton, Florida 33431

PROXY STATEMENT

Annual Meeting of Stockholders

To be held on June 1, 2016

General

We are providing these proxy materials in connection with the solicitation by the Board of Directors of IDI, Inc. (the “Board”) of proxies to be voted at our 2016 Annual Meeting of Stockholders (the “Meeting”) and at any and all postponements or adjournments thereof. The Meeting will be held on Wednesday, June 1, 2016, at 3:00 p.m., Eastern Time, at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431. For directions to the Meeting, please contact the Corporate Secretary at (561) 757-4000. This proxy statement and the enclosed form of proxy are first being sent to stockholders on or about April 29, 2016. In this proxy statement, IDI, Inc. is referred to as “IDI,” the “Company,” “we,” “our,” or “us.”

Purpose of the Annual Meeting

At the Meeting, our stockholders will consider and vote upon the following matters:

(1)	The election of nine (9) directors to serve for a one year term until the 2017 Annual Meeting of Stockholders or until a successor is duly elected and qualified;

(2)	An amendment to the IDI, Inc. 2015 Stock Incentive Plan (the “2015 Plan”) to increase the number of shares available for issuance under the 2015 Plan and the ratification of awards made under the 2015 Plan, which awards are subject to stockholder approval;

(3)	An award of restricted stock units (“RSUs”) to our Executive Chairman, which award is subject to stockholder approval;

(4)	An award of RSUs to our Vice Chairman, which award is subject to stockholder approval;

(5)	A non-binding advisory vote on executive officer compensation (“Say on Pay”); and

(6)	The transaction of such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

Outstanding Securities and Voting Rights

Only holders of record of the Company’s common stock at the close of business on April 13, 2016, the record date, are entitled to notice of, and to vote at, the Meeting. On that date, we had 46,924,183 shares of common stock outstanding. Each share of common stock is entitled to one vote at the Meeting.

The holders of a majority of the issued and outstanding shares of common stock present at the Meeting, either in person or by proxy, and entitled to vote, constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under New York Stock Exchange rules, a broker does not have the discretion to vote on any of the proposals to be presented at the Meeting. As a result, any broker who is a member of the New York Stock Exchange will not have the discretion to vote on the proposals, if such broker has not received instructions from the beneficial owner of the shares represented.

Directors are elected by a plurality of votes cast, the equity award proposals (Proposals 2, 3, and 4) are approved by a majority of votes cast, and the Say on Pay proposal is approved by a majority of votes present in person or by proxy at the Meeting and entitled to vote. A broker non-vote will have no effect on the proposals. Abstentions will have no effect on Proposals 1, 2, 3, and 4, and will have the same effect as a vote against Proposal 5.

In connection with the Company’s acquisition of Fluent, LLC (“Fluent”) in December 2015 (the “Fluent Acquisition”), the Company entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”), with the selling stockholders of Fluent (“Sellers”) and Frost Gamma Investment Trust (“Frost Gamma”), Marlin Capital Investments, LLC (“Marlin Capital”), and certain other stockholders of the Company, solely in their respective capacities as stockholders, pursuant to which the parties agreed to vote in a certain manner on specified matters, including the agreement to vote in favor of each party’s duly approved nominees for the Company’s Board and in favor of the amendment to the 2015 Plan to increase the number of shares available for issuance thereunder. In the aggregate, stockholders representing approximately 29,815,052 shares of the Company’s common stock or 64% have entered into the Stockholders’ Agreement.

Proxy Voting

Shares for which proxy cards are properly executed and returned will be voted at the Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” Proposal 1 — election of the nine nominees for director named herein, “FOR” Proposal 2 — approval of the increase in the number of shares available for issuance under the 2015 Plan, “FOR” Proposal 3 — approval of an award of RSUs to our Executive Chairman, “FOR” Proposal 4 — approval of an award of RSUs to our Vice Chairman and for “FOR” Proposal 5 — approval of Say on Pay. If other matters are properly presented, the person named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

Voting by Stockholders of Record.

If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote by proxy, via the Internet, or by mail by following the instructions provided on the proxy card. Stockholders of record who attend the Meeting may vote in person by obtaining a ballot from the inspector of elections. Please be prepared to present photo identification for admittance to the Meeting.

Voting by Beneficial Owners.

If you are a beneficial owner of shares (your shares are held in the name of a brokerage firm, bank, or other nominee), you may vote by following the instructions provided in the voting instruction form, or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. To vote in person at the Meeting, you must obtain a legal proxy from the brokerage firm, bank, or other nominee that holds your shares, and present such legal proxy from the brokerage firm, bank, or other nominee that holds your shares for admittance to the Meeting. Also, be prepared to present photo identification for admittance to the Meeting.

Changing Your Vote.

You may revoke your proxy and change your vote at any time before the final vote at the Meeting. You may vote again on a later date via the Internet (only your latest Internet proxy submitted prior to the meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the Meeting and voting in person. Your attendance at the Meeting will not automatically revoke your proxy unless you vote again at the Meeting or specifically request in writing that your prior proxy be revoked.

All votes will be tabulated by an Inspector of Elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Joshua Weingard has been appointed by the Board as Inspector of Elections for the Meeting. A list of the stockholders entitled to vote at the Meeting will be available at the Company’s executive office, located at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431, for a period of ten (10) days before the Meeting and will be available for examination by any stockholder.

Proposal 1 ELECTION OF DIRECTORS

We are electing nine (9) directors at the Meeting. Each director will hold office until our next annual meeting or until a successor is elected and qualified to serve on the Board. The Board has nominated the nine individuals listed below (each a “Nominee” and together the “Nominees”) based on the recommendation of the Board’s Corporate Governance and Nominating Committee (the “Nominating Committee”). Each of the Nominees currently serves as a director, however Dr. Frost and Messrs. Swayman, Schulke and Mathis are being nominated for election at an annual meeting for the first time. Furthermore, Messrs. Schulke and Mathis have been nominated pursuant to the Stockholders’ Agreement, which allows Sellers to nominate two nominees to the Board, as further discussed in the section of this proxy statement titled “Nominees for Director and Other Stockholder Proposals.” Each Nominee has consented to be named in this proxy statement and has agreed to serve as a director if elected. If any Nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the size of the Board may be reduced accordingly. The Board is not aware of any existing circumstances likely to render any Nominee unavailable. Under our bylaws Nominees are elected by a plurality of votes cast.

The following table sets forth certain information concerning our directors/Nominees:

Name	Position	Director Since
Michael Brauser	Executive Chairman	2015
Dr. Phillip Frost	Vice Chairman	2015
Derek Dubner	Director and Chief Executive Officer	2015
Ryan Schulke	Director and CEO of Fluent, LLC	2015
Peter Benz	Director	2015
Robert Fried	Director	2009
Donald Mathis	Director	2015
Steven Rubin	Director	2009
Robert Swayman	Director	2015

Biographical Information About Our Nominees

Mr. Michael Brauser, 60, has served as a director of the Company and our Executive Chairman since June 2015. Since 2003, Mr. Brauser has been the manager of, and an investor with, Marlin Capital Partners, LLC, a private investment company. From 1999 to 2002, he served as president and chief executive officer of Naviant, Inc. (eDirect, Inc.), an internet marketing company. He also was a founder of Seisint, Inc. (eData.com, Inc.). Mr. Brauser served as co-chairman of the board of directors of InterCLICK (now a part of Yahoo Inc.), from August 2007 to December 2011. Mr. Brauser also served as co-chairman of the board of directors of ChromaDex Corp., an innovative natural products company, from October 2011 to February 2015. The Nominating Committee believes that Mr. Brauser’s experience as a director on various public company boards of directors and as a manager of an investment company brings extensive business and management expertise to the Board.

Dr. Phillip Frost, 79, has served as Vice Chairman of the Board of the Company since December 2015. Since March 2007, Dr. Frost has served as chairman of the board and chief executive officer of OPKO Health, Inc. (“OPKO”), a multi-national biopharmaceutical and diagnostics company. Dr. Frost has served as chairman of the board of directors of Ladenburg Thalmann, an investment banking, asset management, and securities brokerage firm, since July 2006. He also served as a member of the board of directors from May 2001 until July 2002 and again from March 2004 until June 2006. Since October 2008, Dr. Frost has served as a director of Castle Brands Inc., a developer and marketer of premium brand spirits, Cocrystal Pharma, Inc. a publicly traded biotechnology company developing new treatments for viral diseases, and Sevion Therapeutics, Inc. a clinical stage company which discovers and develops next-generation biologics for the treatment of cancer and immunological diseases. He also serves as chairman of Temple Emanu-El, as a member of the Florida Council of

100 and as a trustee for each of the University of Miami, the Miami Jewish Home for the Aged and the Mount Sinai Medical Center. From 1972 to 1990, Dr. Frost was the chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida. Dr. Frost served as a director of Teva Pharmaceutical Industries Ltd., a pharmaceutical company, from January 2006 until February 2015, served as chairman of the board of directors of Teva from March 2010 until December 2014 and served as vice chairman of the board of directors from January 2006 when Teva acquired IVAX Corporation until March 2010. Dr. Frost was chairman of the board of directors of Key Pharmaceuticals, Inc. from 1972 until its acquisition by Schering Plough Corporation in 1986 and served as chairman of the board of directors and chief executive officer of IVAX from 1987 to January 2006. Dr. Frost previously served as a director of Northrop Grumman Corp., Continucare Corp. (until its merger with Metropolitan Health Networks, Inc.), PROLOR Biotech, Inc. (until it was acquired by OPKO Health, Inc.) and TransEnterix, Inc., and as governor and co-vice-chairman of the American Stock Exchange (now NYSE MKT). The Nominating Committee believes that Dr. Frost’s pertinent experience, qualifications, attributes, and skills include financial literacy and expertise, executive-level managerial experience, and the knowledge and experience he has attained through his service as a director and officer of publicly-traded corporations.

Mr. Derek Dubner, 44, presently serves as the Chief Executive Officer and as a member of the Board, as well as Chief Executive Officer of Interactive Data, a Company subsidiary. Mr. Dubner served as our Co-Chief Executive Officer from March 2015 until March 2016, when he was appointed our Chief Executive Officer. Mr. Dubner has over 15 years of experience in the data fusion industry. Mr. Dubner has served as the Chief Executive Officer of The Best One, Inc. (“TBO”), and its subsidiary, Interactive Data, since October 2014. Prior to TBO, Mr. Dubner served as General Counsel of TransUnion Risk and Alternative Data Solutions, Inc. from December 2013 to June 2014. Mr. Dubner served as General Counsel and Secretary of TLO, LLC from inception in 2009 through December 2013. The Nominating Committee believes Mr. Dubner’s experience as Chief Executive Officer of IDI provides valuable business, industry, and management advice to the Board.

Mr. Ryan Schulke, 32, has served as a director of the Company since December 2015 and has served as the CEO of Fluent, LLC since the Fluent Acquisition in December 2015. Mr. Schulke was a co-founder of Fluent, Inc. in 2010 and has served as Chairman and Chief Executive Officer of Fluent since its inception. Before merging with IDI, Fluent was privately held and is a leader in people-based digital marketing and customer acquisition. Prior to founding Fluent, Mr. Schulke served as Media Director of Clash Media, a global digital advertising network. The Nominating Committee believes Mr. Schulke’s experience as CEO of Fluent, the Company’s largest subsidiary, provides valuable business, industry, and management advice to the Board.

Mr. Peter Benz, 55, has served as a director of the Company since March 2015. Mr. Benz is the Chief Executive Officer of Viking Asset Management, LLC, an asset and investment management company which he founded in 2001. Since January 2012, Mr. Benz has served as a director of Brushy Resources, Inc. (formerly known as Starboard Resources, Inc.), an onshore oil and natural gas exploration and production company, and became its Chairman on November 24, 2015. Mr. Benz has also served as a director of Usell.com, a technology based online market place, since October 2014 and as a director and Chairman of the Board of Optex Systems, Inc., a manufacturer of optical systems for the defense industry since November 2014. The Nominating Committee believes Mr. Benz’s knowledge and experience in developing companies and capital markets strengthen the Board’s collective qualifications, skills, and experience.

Mr. Robert Fried, 56, has served as a director of the Company since October 2009. From August 2011 through May 2015, Mr. Fried served as Chairman of the Board and was Co-Chairman of the Board from October 2009 through August 2011. Mr. Fried served as the President and Chief Executive Officer and a member of the Board of the Company while it was a “special purpose acquisition company,” Ideation Acquisition Corp. (“Ideation”), from November 2007 to October 2009. Mr. Fried is the founder and Chief Executive Officer of Spiritclips, LLC, a subscription streaming video service acquired by Hallmark Cards, Inc., in 2012. Mr. Fried also operates several Hallmark Cards’ digital businesses including e-cards and personalized digital cards. Mr. Fried is an Academy Award winning motion picture producer whose credits include Rudy, Collateral,

Boondock Saints, So I Married an Axe Murderer, Godzilla, and numerous others. From December 1994 until June 1996, Mr. Fried was President and Chief Executive Officer of Savoy Pictures, a unit of Savoy Pictures Entertainment, Inc. Savoy Pictures Entertainment was sold to Silver King Communications, which is now a part of InterActive Corp, in 1996. From 1983 to 1990, Mr. Fried held several executive positions including Executive Vice President in charge of Production for Columbia Pictures, Director of Film Finance and Special Projects for Columbia Pictures and Director of Business Development at Twentieth Century Fox. Mr. Fried is on the board of directors of Nasdaq listed ChromaDex Corp. The Nominating Committee believes Mr. Fried’s experience as an executive of several companies provides valuable business, leadership and management advice to the Board in many critical areas.

Mr. Donald Mathis, 50, has served as director of the Company since December 2015. Mr. Mathis co-founded Kinetic Social in 2011 and serves as its Chairman. Kinetic Social, a privately held company acquired by Blue Chip Venture Company, is a social data and technology SaaS and managed services company. Mr. Mathis served as Kinetic’s Chief Executive Officer from 2011 through April 2016. Mr. Mathis also recently joined the Board of Directors of RapidRPA, LLC, a privately held company focused on Robotic Process Automation. Mr. Mathis has served since 2013 on the Board of Advisors of Omniangle Technologies, a privately held company involved in business intelligence and information security. From 2007 to 2011, Mr. Mathis served as Chairman and Director on Online Intelligence, a privately held security firm specializing in brand protection and traffic integrity services to brand advertisers and owners of premium content. Mr. Mathis was on the audit and compensation committees of Online Intelligence until its acquisition by FAS Labs, Inc. Mr. Mathis has an MBA from the Harvard Business School and served as a Commander in the U.S. Navy (currently inactive reserve). The Nominating Committee believes Mr. Mathis’ knowledge and experience as Chairman of a privately held social data and technology SaaS and managed services company, as well as his experience in business intelligence and information security and his military service strengthen the Board’s collective qualifications, skills, and experience.

Mr. Steven Rubin, 55, has served as a director of the Company since October 2009. Mr. Rubin served as the Secretary of Ideation from June 2007 to October 2009. Mr. Rubin has served as the Executive Vice President of OPKO since May 2007 and a director of OPKO since February 2007, a director of Cocrystal Pharma, Inc., a pharmaceutical company since January 2014 and is a member of The Frost Group, LLC, a private investment firm. In addition to OPKO, Mr. Rubin currently serves on the Boards of Directors of Non-Invasive Monitoring Systems, Inc., a medical device company, Neovasc, Inc., a developer of vascular devices, Kidville, Inc., which operates upscale learning and play facilities for children, Tiger X Medical, Inc. (formerly known as Cardo Medical, Inc.), formerly a medical device company, Sevion Therapeutic, Inc., a clinical stage company building and developing therapeutics for the treatment of cancer and immunological diseases, and Castle Brands, Inc., a marketer of premium spirits. Mr. Rubin previously served on the board of directors of Dreams, Inc., a vertically integrated sports licensing and products company, Ideation, TransEnterix, Inc. (formerly SafeStitch Medical, Inc.), a medical device company and PROLOR Biotech, Inc., a development stage biopharmaceutical company prior to its merger with OPKO. Mr. Rubin previously served as the Senior Vice President, General Counsel and Secretary of IVAX Corporation from August 2001 until September 2006. The Nominating Committee believes Mr. Rubin’s legal experience, managerial experience, and the knowledge and insight he has attained through his service as a director and officer of several publicly-traded corporations provides valuable business leadership, and management advice to the Board.

Mr. Robert Swayman, 61, has served as a director of the Company since June 2015. From 1998 to 2014, Mr. Swayman served as President and Chief Executive Officer of National Alarm Systems, Inc., a company he founded in 1998, prior to its sale in January 2014. From January 2014 through February 2015, Mr. Swayman served as General Manager of ASG Security, which acquired National Alarm Systems. Mr. Swayman served as a director of Vapor Corp., a U.S.-based distributor and retailer of vaporizers, e-liquids and electronic cigarettes, from March 4, 2015 to April 17, 2015, and as an employee of Vapor Corp. since April 17, 2015 providing financial and business advice. Mr. Swayman is a Certified Public Accountant and holds a B.S. degree in accounting from the State University of New York at Buffalo. The Nominating Committee believes

Mr. Swayman’s experience as President and Chief Executive Officer of National Alarm Systems, Inc., from 1998 to 2014, as well as his experience as a Certified Public Accountant provides valuable business, leadership, and management advice to the Board.

Vote Required and Board Recommendation

Nominees are elected by a plurality of votes cast at the Meeting.

The Board unanimously recommends a vote “FOR” each Nominee for director.

Director Compensation

Prior to June 16, 2015, our non-employee Board members were paid an annual fee of $10,000, paid in quarterly installments with the first payment made in arrears, and were awarded the equivalent of $10,000 in RSUs, which vested immediately on our annual meeting of stockholders. In addition, the Chairman of the Compensation Committee received an additional $5,000 cash per year and our Audit Committee Chairman received an additional $20,000 cash per year. Directors were also eligible to receive additional equity grants based on contributions to the Board. In June 2015, the Board decided to eliminate the cash component of Board consideration to conserve cash and to grant 25,000 RSUs when a non-employee director joins the Board, which RSUs would vest in three equal annual installments beginning on the first anniversary of the grant date. Additionally, each Audit Committee member is granted an additional 5,000 RSUs, all of which vest on the one year anniversary of the grant date, and the Chairman of the Audit Committee is granted an additional 5,000 RSUs, which vest on the one-year anniversary of the grant date. Additional equity awards may be granted to directors at the direction of the Compensation Committee based on an individual director’s contributions to the Company.

The following table sets forth information regarding the compensation of our non-employee directors for the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation	Total
Current Directors
Dr. Phillip Frost (2)	$—	$25,350,000	—	$25,350,000
Peter Benz	$—	$383,450	—	$383,450
Robert Fried	$2,500	$1,136,100	—	$1,138,600
Donald Mathis (2)	$—	$253,500	—	$253,500
Steven Rubin	$3,750	$2,140,000	—	$2,143,750
Robert Swayman	$—	$336,050	—	$336,050

Former Directors
Daniel Brauser (3)	$—	$810,750	—	$810,750
Chi-Chuan (Frank) Chen (4)	$2,500	$25,500	—	$28,000
Yunan (Jeffery) Ren (4)	$7,500	$61,200	—	$68,700

(1)	This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for RSUs, the Company used the closing price of the Company’s common stock on the grant date. The current directors received the following RSUs during 2015: Dr. Frost — 3,000,000 (all of which are subject to stockholder approval at this Meeting); Mr. Benz — 35,000 (of which 5,000 are subject to stockholder approval at this Meeting); Mr. Fried — 170,000 (of which 20,000 are subject to stockholder approval at this Meeting); Mr. Mathis — 30,000 (all of which are subject to stockholder approval at this Meeting); Mr. Rubin — 285,000 (of which 100,000 are subject to stockholder approval at this Meeting); and Mr. Swayman — 35,000 (of which 5,000 are subject to stockholder approval at this Meeting). The former directors received the following RSUs during 2015: Mr. D. Brauser — 110,000; Mr. Chen — 5,000 and Mr. Ren — 12,000.
(2)	Dr. Frost and Messrs. Schulke and Mathis were appointed to the Board on December 8, 2015. Dr. Frost was appointed Vice-Chairman.

(3)	Mr. Daniel Brauser was appointed on March 21, 2015, and served until his resignation on December 8, 2015.
(4)	Messrs. Chen and Ren did not stand for re-election at the Annual Meeting held on June 2, 2015.

Board Meetings; Annual Meeting Attendance; Independence

The Board oversees our business and affairs and monitors the performance of management. The Board met regularly during the year ended December 31, 2015 and continues to meet regularly to review matters affecting our company and to act on matters requiring Board approval. The Board also holds special meetings whenever circumstances require and may act by unanimous written consent. During 2015, the Board held ten meetings and took action by unanimous written consent on seven occasions. All of our directors attended at least 75% of our meetings held in person or by proxy. The Board encourages, but does not require, its directors to attend the Company’s annual meeting. Messrs. Rubin and Daniel Brauser attended the 2015 Annual Meeting of Stockholders, as well as Michael Brauser, who was a director-nominee at the 2015 Annual Meeting of Stockholders.

Under the NYSE MKT relevant standards, an independent director means a person other than an executive officer or employee of the company, and no director qualifies as independent unless the issuer’s board of directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. NYSE MKT requires that a majority of the board of directors of a listed company be independent.

As a result of the Board’s review of the relationships of each of the Nominees for election to the Board, the Board has affirmatively determined that a majority of its current directors and Nominees, Messrs. Benz, Fried, Mathis, Rubin, and Swayman, are “independent” directors within the meaning of the listing standards of NYSE MKT and applicable law.

Code of Ethics

The Company has adopted a Code of Ethics, which is applicable to the Company’s directors, officers, and employees, including the Company’s principal executive officer and principal financial officer. The Code of Ethics is published on the Company’s website at www.ididata.com on the Investor Relations page.

Board Leadership Structure

The Company is led by Michael Brauser, who has served as a director of the Company and our Executive Chairman since June 2015. The Executive Chairman is the individual selected by the Board to manage our Company on a day to day basis, and his direct involvement in our business operations makes him best positioned to lead productive Board strategic planning sessions and determine the time allocated to each agenda item in discussions of our Company’s short- and long-term objectives. Although we have no formal policy on the separation of our lead executive and chairman of the board, we believe that our current leadership structure is suitable for us. Five of our directors satisfy NYSE MKT independence requirements. Our Board also includes two management directors other than Mr. Brauser. The Company does not have a member of our Board who is formally identified as the lead independent director, however Dr. Phillip Frost serves as our Vice Chairman. Also, independent directors head each of our Board’s three standing committees — the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee, and each of the committees is comprised solely of independent directors.

Board Oversight of Enterprise Risk

The Board’s role in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. In connection with its reviews of the operations of the Company’s business and its corporate functions, the Board considers and addresses the primary risks associated with these operations and functions. Our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed.

In addition, each of the Board’s committees, and particularly the Audit Committee, plays a role in overseeing risk management issues that fall within such committee’s areas of responsibility. Senior management reports on at least a quarterly basis to the Audit Committee on the most significant risks facing the Company from a financial reporting perspective and highlights any new risks that may have arisen since the Audit Committee last met. The Audit Committee also meets regularly in executive session with the Company’s independent registered public accounting firm and reports any findings or issues to the full Board. In performing its functions, the Audit Committee and each standing committee of the Board has full access to management, as well as the ability to engage advisors. The Board receives regular reports from each of its standing committees regarding each committee’s particularized areas of focus.

Committees

The standing committees of the Board are the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

Audit Committee

From January 1, 2015 through June 2, 2015, the date of the 2015 Annual Meeting (the “2015 Annual Meeting”), Frank Chen and Yunan (Jeffrey) Ren (Chairman) served as members of our Audit Committee. Mr. Ren served as our Audit Committee financial expert. Messrs. Chen and Ren were not re-nominated to serve as a director at the 2015 Annual Meeting. Following the 2015 Annual Meeting, the members of the Audit Committee have been Peter Benz (Chairman) and Robert Swayman, both of whom are independent directors as determined by the NYSE MKT Rules. Upon his appointment to the Board effective December 8, 2015, Donald Mathis was appointed to the Company’s Audit Committee. Mr. Mathis meets the independence requirements of NYSE MKT. The Board has determined that Mr. Benz is an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K.

Until Mr. Mathis’ appointment to the Audit Committee in December 2015, IDI maintained an Audit Committee of two members pursuant to the exemption provided under Section 803(B)(2)(c) of the NYSE MKT Company Guide, which provides that an issuer that satisfies the definition of Smaller Reporting Company in Regulation S-K, Item 10(f)(1), is only required to maintain an Audit Committee of at least two members. The Board of IDI has adopted a written charter for the Audit Committee which the Audit Committee reviews and reassesses for adequacy on an annual basis. A copy of the Audit Committee’s charter is located on IDI’s website at www.ididata.com.

The Audit Committee held 13 meetings during 2015 and took no action by written consent.

Compensation Committee

The members of the Compensation Committee are Steven Rubin, Chairman, Robert Fried, and Donald Mathis, all of whom are independent directors as determined by the NYSE MKT Rules. The Compensation Committee is responsible for reviewing and approving compensation of the Company’s executive officers and for advising the Board with respect to compensation for the Board’s non-employee directors. The Board has affirmatively determined that each of Messers. Rubin, Fried, and Matthis are independent pursuant to 805(c)(1) of the NYSE MKT Company Guide. A copy of the Compensation Committee’s charter is located on IDI’s website at www.ididata.com.

The Compensation Committee held 11 meetings during 2015 and took action by written consent one time.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during the year ended December 31, 2015 were Steven Rubin, Chairman, Robert Fried, and Donald Mathis. Donald Mathis was appointed to the Board and as a member of the Compensation Committee on December 8, 2015. From November 2007 to October 2009, Mr. Fried served as President and Chief Executive Officer of Ideation. From June 2007 to October 2009, Mr. Rubin served as Secretary of Ideation. No member of the Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries. None of the members of our Compensation Committee had any relationship required to be disclosed under this caption under the rules of the SEC.

Corporate Governance and Nominating Committee

The members of the Corporate Governance and Nominating Committee are Robert Fried, Steven Rubin and Peter Benz. The Nominating Committee is responsible for identifying individuals qualified to become members of the Board or any committee thereof; recommending nominees for election as directors at each annual stockholder meeting; recommending candidates to fill any vacancies on the Board or any committee thereof; and overseeing the evaluation of the Board. A copy of the Nominating Committee’s charter is located on IDI’s website at www.ididata.com.

The Nominating Committee held three meetings during 2015 and took no action by written consent.

Communications with our Board of Directors

Any stockholder who wishes to send a communication to our Board should address the communication either to the Board or to the individual director in care of Joshua Weingard, Corporate Counsel of IDI at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431. Mr. Weingard will forward the communication either to all of the directors, if the communication is addressed to the Board, or to the individual director, if the communication is addressed to a specific director.

Nominees for Director and Other Stockholder Proposals

The Nominating Committee will consider all qualified director candidates identified by various sources, including members of the Board, management and stockholders. Candidates for directors recommended by stockholders will be given the same consideration as those identified from other sources. The Nominating Committee is responsible for reviewing each candidate’s biographical information and assessing each candidate’s independence, skills, qualifications, and expertise based on a number of factors. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural backgrounds, and professional expertise, among other factors.

Only persons who are nominated in accordance with the procedures set forth in our bylaws will be eligible for election as directors. Nominations of persons for election to the Board and other proposals presented to our stockholders may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board or (ii) by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in our bylaws. Such nominations and other proposals presented to our stockholders, other than those made by or at the direction of the Board, shall be made by timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s nomination for a director or other stockholder proposal must be delivered to the secretary at the Company’s principal executive offices not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, before the first anniversary of the preceding year’s annual meeting. The stockholder’s notice shall set forth as to each person whom the stockholder proposes to nominate for election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or all information that is required in connection with a stockholder proposal, in each case pursuant to and in accordance with the Section 14(a) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Messrs. Schulke and Mathis have been nominated to the Board in accordance with the Stockholders’ Agreement entered into in connection with the Fluent Acquisition, which provides in part that beginning with the first annual meeting of stockholders following the closing of the Fluent Acquisition and thereafter for so long as the Fluent stockholders beneficially own, in the aggregate, at least 30% of the shares issued in the Fluent Acquisition, Sellers are entitled to nominate two individuals to the Board.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board (in this section, the “Committee”) has selected Grant Thornton LLP (“Grant Thornton”) to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2016. Grant Thornton has acted in such capacity since its appointment effective July 14, 2015. A representative of Grant Thornton is expected to be present at the Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Changes in Independent Registered Public Accounting

Effective July 14, 2015, the Committee appointed Grant Thornton as the Company’s principal independent registered public accountant to audit the Company’s consolidated financial statements for the fiscal year ended December 31, 2015. In connection with the appointment of Grant Thornton, the Committee dismissed RBSM LLP (“RBSM”) effective July 14, 2015, as the Company’s independent registered public accountants. RBSM had served as the Company’s independent registered public accountant since its engagement on May 14, 2015. RBSM did not issue a report on the Company’s financial statements for the year ended December 31, 2015.

During the period May 14, 2015 through July 14, 2015, the Company has not had any disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to RBSM’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods. During the period May 14, 2015 through July 14, 2015, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

On May 14, 2015, the Committee appointed RBSM as the Company’s principal independent registered public accountant to audit the Company’s consolidated financial statements for the fiscal year ended December 31, 2015. This action effectively dismissed Marcum Bernstein & Pinchuk LLP (“MBP”) as of May 14, 2015, as the Company’s principal independent registered public accountants.

The audit report of MBP on the financial statements of the Company, as of and for the years ended December 31, 2014 and December 31, 2013, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2014 and 2013, there were no disagreements with MBP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to MBP’s satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years. During the years ended December 31, 2014 and 2013 and through May 14, 2015, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

Previously, the consolidated financial statements of Company subsidiary IDI Holdings, LLC (“IDI Holdings”), formerly The Best One, Inc., for the year ended December 31, 2014 (the “2014 Financials”) were audited by L.L. Bradford & Company, LLP (“LLB”); however, LLB is no longer PCAOB registered and, as a result, the Company can no longer include LLB’s audit opinion with the Company’s filings. As a result, on March 15, 2016, the Committee appointed RBSM for the sole purpose of auditing IDI Holdings’ 2014 Financials.

Auditor Fees And Services

The following table sets forth the fees billed to the Company by the Company’s independent registered public accountants for the years ended December 31, 2015 and December 31, 2014.

	2015		2014 (3)(4)
Audit Fees (1)	$595,481	(2)	$176,414
Audit-Related Fees	34,556		—
Tax Fees (5)	8,697		—
All Other Fees	—		—

Total	$638,734		$176,414

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings for engagements, consultations in connection with acquisitions and issuances of auditor consents and comfort letters in connection with SEC registration statements and related SEC registered and non-registered securities offerings.
(2)	Represents $555,481 for fees billed by Grant Thornton for audit and quarterly review services and services related to comfort letter and accounting consultation and research on matters related to business combinations, and $40,000 for fees billed by RBSM.
(3)	As TBO was determined to be the accounting acquirer of and the predecessor entity to Tiger Media, these balances represent $67,500 and $108,914, respectively, paid to RBSM and LLB, who were the independent accountants for TBO. Due to LLB (who was the initial independent accountant for TBO) having their PCAOB registration revoked, the company subsequently appointed RBSM as the independent accountant and RBSM performed an independent audit for 2014.
(4)	TBO was determined to be the accounting acquirer of and the predecessor entity to IDI or the Company. Accordingly, the Company paid $154,663 for audit fees and $3,595 for audit-related fees to their independent registered public accountant MBP in 2014. These fees are not included in the table above.
(5)	Relates to tax consulting services performed by Grant Thornton prior to being engaged as the Company’s independent registered public accountant.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Company by its independent registered public accounting firm. The Audit Committee is also responsible for considering whether the independent registered public accounting firm’s performance of permissible non-audit services is compatible with its independence. The Audit Committee chairman has authority to grant pre-approvals of audit and permissible non-audit services by the independent registered public accounting firm provided that all pre-approvals by the chairman must be presented to the full Audit Committee at its next scheduled meeting. Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by the applicable auditors for the years ended December 31, 2015 and December 31, 2014, as described above.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. We have engaged as our independent public accountants to report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.

2.	The Audit Committee has discussed with Grant Thornton, our independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees.

3.	The Audit Committee has also received the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed the independence of Grant Thornton with that firm.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board and the Board approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

The foregoing has been furnished by the Audit Committee:

Peter Benz (Chairman)

Robert Swayman

Donald Mathis

This “Audit Committee Report” is not “Soliciting Material,” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The following statement made by our Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.

IDI’s Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Compensation Committee:

Steven D. Rubin — Chairman

Robert Fried

Donald Mathis

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to the named executive officers of IDI during 2015, and provides a brief summary of the compensation to be paid to the executive officers in 2016. Throughout this analysis, the individuals who served as the Chief Executive Officer and Chief Financial Officer during 2015, as well as other individuals included in the Summary Compensation Table and other tables below, are referred to as the “named executive officers.”

Background. During 2014 and prior to the March 21, 2015 merger (“TBO Merger”) between Tiger Media, Inc. (“Tiger Media”) and The Best One, Inc. (“TBO”), IDI was engaged in the outdoor advertising business in China. Prior to the TBO Merger, Peter W.H. Tan served as Chief Executive Officer of Tiger Media and following the TBO Merger, Derek Dubner joined Peter Tan as Co-Chief Executive Officers of the combined company. Jacky Wang joined Tiger Media as Chief Financial Officer effective August 1, 2014. Between November 2013 and August 1, 2014, Peter Tan had served as Interim Chief Financial Officer. Tiger Media changed its name to IDI, Inc. on April 8, 2015. On June 30, 2015, in connection with the continuing shift in IDI’s focus towards the big data and analytics sector, the IDI Board approved a plan under which the Company discontinued the operations of its Chinese- and British Virgin Islands-based subsidiaries.

In June 2015, Michael Brauser became IDI’s Executive Chairman, Aaron Solomon became the interim Chief Financial Officer of IDI, James Reilly became President and Chief Operating Officer and Jacky Wang moved from Chief Financial Officer to Chief Accounting Officer. On March 29, 2016, Dan MacLachlan, who had been the Chief Financial Officer of TBO until early February 2015, became the Chief Financial Officer of IDI and Aaron Solomon was appointed Senior Vice President of Finance and Administration. In December 2015, IDI provided Peter Tan notice of non-renewal of his employment agreement. On March 9, 2016, IDI’s Board of Directors removed Mr. Tan as Co-Chief Executive Officer and appointed Derek Dubner as sole Chief Executive Officer.

Material Elements of Our Compensation Policy

The core objective of our compensation programs for 2015 was to secure and retain the services of highly qualified executives, with the goal of conserving cash and using non-cash compensation as incentive. We principally use a combination of salary and long-term equity incentives, principally in the form of restricted stock units (“RSUs”), to compensate our executives.

The Compensation Committee has not engaged the services of outside compensation consultants nor has it used any specific formula, factors, or particular criteria to be met by a named executive officer or assigned any relative weight to any factors or criteria. Rather the Compensation Committee has considered, holistically, the experience, skills, knowledge and responsibilities of the named executive officers in their respective roles taking into account the strategic direction of the business. Thus as our business has shifted focus from the outdoor advertising business to big data and analytics, we have evolved our compensation strategy to align with our revised strategic focus.

Grants of equity awards are designed to provide a strong incentive for achieving long-term results by aligning the interests of our executives with those of our stockholders, while at the same time encouraging our executives to remain with the company. The Compensation Committee believes our compensation programs for the named executive officers is appropriately based upon the Company’s performance and the performance and level of responsibility of the executive officer.

Prior to the TBO Merger, compensation matters were largely determined by the Compensation Committee, with input from Peter Tan other than with respect to his compensation. The Compensation Committee is responsible for the oversight, implementation, and administration of all of the executive compensation plans and programs. At that time, the Compensation Committee was comprised of Steven D. Rubin, who was the Chairman, and Robert Fried. After the TBO Merger and the subsequent discontinuation of the outdoor advertising business, Executive Chairman Michael Brauser and Co-Chief Executive Officer Derek Dubner made recommendations to the Compensation Committee other than with respect to their own respective compensation. On December 8, 2015, Donald Mathis, a Fluent designee to our Board, joined the Compensation Committee.

Long-Term Equity Incentive Compensation

One of the key elements of our compensation strategy is long-term equity incentives, principally RSUs. A predecessor of IDI adopted the SearchMedia International Limited (“SMIL”) 2008 Amended and Restated Share Incentive Plan (the “2008 Plan”) which established an initial pool of 359,370 equity awards to employees, directors and consultants (SMIL was combined with Ideation Acquisition Corp., a predecessor of IDI in 2009). The 2008 Plan was approved by the combined entities’ stockholders at a Special Meeting of Stockholders held on October 27, 2009 and was later amended to increase the number of eligible equity awards to 600,000 shares, approved by shareholders in September 2011, 900,000 shares, approved in December 2012 and 1.2 million shares, approved in December 2013.

In April 2015, the Compensation Committee adopted, subject to stockholder approval, the 2015 Plan which provided a pool of 2.5 million equity awards. The 2015 Plan was approved by the IDI stockholders at the Annual Meeting of Stockholders held on June 2, 2015. On November 16, 2015 the Board approved, upon the recommendation of the Compensation Committee, an increase of the 2015 Plan from 2.5 million shares to 12.5 million shares. The Compensation Committee determined the increase in the 2015 Plan was warranted as a result of IDI’s acquisition by merger of Fluent and the need to establish a pool of equity awards for the Fluent employees, as well as the anticipated expansion of the Company’s business, including additional personnel. The increase in the 2015 Plan is subject to stockholder approval and is Proposal 2 to this proxy statement.

Compensation Policies Before the TBO Merger

The core objectives of our compensation programs prior to the TBO Merger were to secure and retain the services of highly qualified executives and to provide compensation to our executives that was commensurate and aligned with our performance and advances both our short and long-term interests and those of our stockholders. We sought to achieve these objectives through two principal compensation programs: (1) base salary and (2) long-term equity incentives. We design our base salaries primarily to attract and retain talented executives while conserving cash resources and leveraging a greater portion of overall compensation to non-cash long-term equity incentives.

On February 7, 2012, we entered into an executive employment agreement with Peter W. H. Tan, effective as of February 13, 2012 in his capacity as Chief Executive Officer. The agreement had an initial three-year term and was automatically extended for successive one-year terms unless either party gave the other party written notice of termination no less than 60 days, and no more than 120 days, prior to the expiration of such one-year term. Pursuant to the agreement, Mr. Tan received a $350,000 annual base salary payable in 12 equal monthly installments, subject to annual review and adjustment by the Compensation Committee and was granted 80,000 stock options with an exercise price of $5.50 per share. Mr. Tan was also eligible to earn an annual bonus in an amount determined by the Compensation Committee or the Board, based upon achieving performance metrics and strategic goals established by the Compensation Committee. During his tenure. Mr. Tan’s salary remained static and he did not receive cash bonuses. Additionally, Mr. Tan was eligible to participate in any of our equity incentive plans as determined by the Compensation Committee, consistent with the terms provided to our other senior officers. In November 2013, Mr. Tan received an equity award in the form of 30,000 stock options with an exercise price of $8.10 per share vesting one-third per year annually and 70,000 RSUs vesting on January 2, 2014. On January 28, 2015, Mr. Tan received an equity award in lieu of cash bonus in the amount 99,800 RSUs which vested on July 28, 2015. In December 2015, IDI provided Peter Tan notice of non-renewal of his employment agreement. On March 9, 2016, IDI’s Board of Directors removed Mr. Tan as Co-Chief Executive Officer and appointed Derek Dubner as sole Chief Executive Officer.

Mr. Wang became our Chief Financial Officer on August 1, 2014 and was paid an annual salary of $150,000 with a target bonus of $20,000. Mr. Wang was initially granted 60,000 RSUs which vested annually over four years. On January 28, 2015, the Compensation Committee granted Mr. Wang 20,000 RSUs which vested in full on July 28, 2015.

Compensation Policies After the TBO Merger

After the TBO Merger, we continued our policy to secure and retain the services of highly qualified executives and to provide compensation to our executives that was commensurate and aligned with our performance and advances both our short and long-term interests and those of our stockholders. We utilize base salary and non-cash long-term incentives to retain talented executives while conserving cash resources and leveraging a greater portion of overall compensation to non-cash long-term equity incentives.

When determining base salary, the Compensation Committee did not use any specific formula, factors, or particular criteria to be met by a named executive officer and did not assign any relative weight to any factors or criteria to be considered. Rather, the Compensation Committee exercised its judgment, discretion, and experience with developing businesses with limited revenues by considering all factors they deemed relevant. In determining base salaries for 2015, the Compensation Committee considered the experience, skills, knowledge and responsibilities of the named executive officers in their respective roles.

As a result of providing certain consulting services, Mr. Brauser was granted 175,000 RSUs on April 29, 2015, which vest over three years. Mr. Brauser was elected to the Company’s Board on June 2, 2015 and was appointed Executive Chairman on June 16, 2015. Mr. Brauser began receiving an annual salary of $1.00 commencing on September 1, 2015.

The Compensation Committee was of the view that Mr. Brauser was the driving force in identifying Fluent as a strategic merger partner and consummating the transaction. Mr. Brauser believed that Fluent’s expertise in the consumer marketing industry and its massive, first-party database of consumer information coupled with its advanced customer acquisition platform would present IDI with its entrée into the consumer marketing industry to apply IDI’s next-generation data fusion technology. Mr. Brauser also recognized that Fluent, profitable and cash flow positive, was financeable and would provide resources enabling us to bring our data fusion and analytics products to market. The Compensation Committee also acknowledged that Mr. Brauser was largely responsible for structuring the Fluent Acquisition and assembling the financing for the transaction. The transaction provided for aggregate consideration of approximately $100 million in cash and $123 million of convertible preferred stock which has since been converted into 15,001,850 shares of Common Stock. The cash component of the Fluent Acquisition and transaction costs were funded by $50.0 million from the sales of convertible preferred stock and warrants to Frost Gamma Trust (“Frost Gamma”) and certain other investors, $10.0 million of bridge loans from Frost Gamma, Mr. Brauser and another investor, and a $45.0 million term loan with Fluent as the borrower, IDI and related parties as guarantors and certain financial institutions as lenders, and Whitehorse Finance, Inc. Mr. Brauser was also instrumental in securing Dr. Frost’s agreement to join the Board. This was accomplished in a time span of less than three months from the first introduction to the Fluent principals to closing, and has had a transformative impact on IDI.

In recognition of his efforts, the Compensation Committee entered into an employment agreement with Mr. Brauser on November 16, 2015 to increase his salary to $25,000 per annum and provide for the award of 5.0 million RSUs outside of the 2015 Plan, subject to stockholder approval (the “Brauser RSUs”). The Brauser RSUs are subject to annual vesting over a four-year period provided that the Company has gross revenue in excess of $100 million and positive EBITDA in any one fiscal year during the vesting period (the “Performance Vesting Conditions”). In addition, the Brauser RSUs will vest immediately upon: (i) a Change in Control, (ii) a termination of Brauser’s employment without Cause, (iii) Mr. Brauser’s termination of his employment for Good Reason, or (iv) his death or disability (as such terms are defined in the amended employment agreement) (the “Additional Vesting Conditions”). The amended employment agreement provides that Mr. Brauser may, at his option and in accordance with Internal Revenue Code Section 409A, elect to satisfy tax withholdings (including any FICA and related income tax withholding that may apply on the vesting, as opposed to settlement, of the Brauser RSUs) by having IDI withhold a number of shares having a fair market value equal to the minimum amount of such tax withholdings. The employment agreement with Mr. Brauser does not provide for any cash severance if his employment is terminated for any reason.

Mr. Dubner served as our Co-Chief Executive Officer from March 2015 until his appointment as Chief Executive Officer on March 2016. Previously, Mr. Dubner was employed by TBO pursuant to a September 30, 2014 Employment Agreement that was amended on March 17, 2015. Mr. Reilly has served as our President and Chief Operating Officer since June 2015 and as President and Chief Operating Officer of TBO since its inception. Mr. Reilly was employed pursuant to a September 30, 2014 agreement that was amended on March 17, 2015. We assumed the agreements, which are substantially identical as part of the TBO Merger. Messrs. Dubner’s and Reilly’s base salaries were $200,000 and the agreements provided for a two-year term. The employment agreements with Messrs. Dubner and Reilly provide that if their employment is terminated without Cause or by the employee for Good Reason, as those terms are defined in the respective agreements, the terminated employee will be paid severance equal to his base salary over the balance of the term. The agreement with Mr. Dubner provided for an initial grant of 400,000 RSUs and the employment agreement with Reilly provided for an initial grant of 200,000 RSUs, which awards vest quarterly over the term of the agreement and immediately vest upon a change of control of TBO. The March 17, 2015 amendment to their agreements provided that the TBO Merger would not constitute automatic vesting of the initial TBO RSU grants.

The agreements provided for a cash bonus of $100,000 upon consummation of TBO’s sale, merger, consolidation, share exchange or like transaction with a publicly-traded entity. Mr. Dubner’s agreement provided for a cash bonus of $150,000 upon raising the first $5.0 million in any financing or series of related financings following a transaction that triggers the first bonus. Messrs. Dubner and Reilly were paid the $100,000 bonus on the closing of the TBO Merger and Mr. Dubner was paid the $150,000 bonus following the July 23, 2015 registered direct placement of IDI shares which resulted in approximately $10.0 million in gross proceeds.

On August 22, 2015, the Compensation Committee increased Mr. Dubner’s and Mr. Reilly’s salary to $264,000 per annum based on each of their individual and IDI’s performance. In recognition of their efforts in closing the Fluent Acquisition and related transactions, the Compensation Committee amended each of their agreements on November 16, 2015 to reflect the previous increase in their base salary, to award them 500,000 RSUs under the 2015 Plan, and to extend the term until September 30, 2017. The RSUs, which vest over three years and are subject to the Performance Vesting Conditions and the Additional Vesting Conditions, are subject to stockholder approval of Proposal 2 to increase the 2015 Plan to 12.5 million shares.

Mr. Solomon was appointed IDI’s Interim Chief Financial Officer in June 2015. Mr. Solomon previously served as the Company’s Vice President of Finance and Administration since February 2015. His salary is $158,000 per annum, and he was awarded 50,000 RSUs on April 29, 2015. The RSUs vest over three years. In recognition of his efforts in closing the Fluent Acquisition, Mr. Solomon was granted 50,000 RSUs, subject to stockholder approval, that vest over three years and are subject to the Performance Vesting Conditions and the Additional Vesting Conditions, and are subject to stockholder approval of Proposal 2 to increase the 2015 Plan to 12.5 million shares.

On March 29, 2016, the Board appointed Daniel MacLachlan as the Company’s Chief Financial Officer and Principal Financial Officer. Pursuant to the terms of his employment agreement with TBO effective October 2, 2014, as amended, which was assumed by the Company in the TBO Merger, the Company pays Mr. MacLachlan an annual salary of $185,000, and under the agreement, Mr. MacLachlan is to receive 50,000 restricted stock units, which vest in equal quarterly installments during the term of the agreement and are to be delivered at the end of the two-year vesting period. The term of the employment agreement is through September 30, 2016. The Compensation Committee ratified Mr. MacLachlan’s employment agreement on March 29, 2016.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for each of the named executive officers for the last three completed fiscal years.

Name and Principal Position	Year	Salary		Non-Equity Incentive Plan Compensation		Stock Awards (1)		Option Awards (1)	Total
Michael Brauser (2)	2015	$2,083	(2)	$—		$52,787,500	(2)	$—	$52,789,583
Executive Chairman

Derek Dubner (3)	2015	$180,834	(3)	$250,000	(7)(8)	$6,302,500	(3)	$—	$6,733,334
Co-Chief Executive Officer

Peter Tan	2015	$87,500		$—		$508,980		$—	$596,480
Co-Chief Executive Officer	2014	350,000		$—		$—		$—	350,000
	2013	350,000		$—		556,500		$156,000	1,062,500

James Reilly (4)	2015	$180,834	(4)	$100,000	(7)	$5,977,500	(4)	$—	$6,258,334
President and Chief Operating Officer

Aaron Solomon (5)	2015	$99,104	(5)	$—		$841,500		$—	$940,604
Interim Chief Financial Officer

Jacky Wang (6)	2015	$150,000		$—		$102,000		$—	$252,000
Chief Accounting Officer	2014	62,500	(6)	$—		186,000		$—	$248,500

(1)	This column reflects the aggregate grant date fair value of stock awards granted in 2013, 2014 and 2015 computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for restricted stock units, the Company used the closing price of the Company’s common stock on the grant date. In determining the grant date fair value for stock options, the Company used the Black-Scholes option pricing model, and took into account the closing price of the Company’s common stock on the grant date, the respective exercise prices, the assumed period over which the options will be outstanding, a volatility rate, and a risk free rate.
(2)	Mr. Brauser began service as the Company’s Executive Chairman on June 16, 2015. Mr. Brauser’s current annual salary is $25,000. The salary disclosed in the table reflects Mr. Brauser’s service from June 16, 2015 through December 31, 2015. Mr. Brauser was granted 175,000 RSUs on April 29, 2015 at a fair value of $6.50 per share, and 5,000,000 RSUs on November 16, 2015 at a fair value of $10.33 per share. The November 2015 RSU grant is subject to stockholder approval at this Meeting.
(3)	Mr. Dubner began service as the Company’s Co-Chief Executive Officer and Director on March 21, 2015, upon the consummation of the TBO Merger. Mr. Dubner’s current annual salary is $264,000. The salary disclosed in the table reflects Mr. Dubner’s service from March 21, 2015 through December 31, 2015. Mr. Dubner was granted 175,000 RSUs on April 29, 2015 at a fair value of $6.50 per share, and 500,000 RSUs on November 16, 2015 at a fair value of $10.33 per share. The November 2015 RSU grant is subject to stockholder ratification and approval of the increase of the 2015 Plan.
(4)	Mr. Reilly began service as President and Chief Operating Officer of IDI Holdings, LLC on March 21, 2015, upon the consummation of the TBO Merger. On June 15, 2015, Mr. Reilly was appointed President and Chief Operating Officer of the Company. Mr. Reilly’s current annual salary is $264,000. The salary disclosed in the table reflects Mr. Reilly’s service from March 21, 2015 through December 31, 2015. Mr. Reilly was granted 125,000 RSUs on April 29, 2015 at a fair value of $6.50 per share, and 500,000 RSUs on November 16, 2015 at a fair value of $10.33 per share. The November 2015 RSU grant is subject to stockholder ratification and approval of the increase of the 2015 Plan.
(5)	Mr. Solomon was appointed Interim Chief Financial Officer on June 30, 2015. Mr. Solomon previously served as the Company’s Vice President of Finance & Administration. Mr. Solomon’s current annual salary is $158,000. The salary disclosed in the table reflects Mr. Solomon’s service from March 21, 2015 through December 31, 2015.

(6)	Mr. Wang began service as the Company’s Chief Accounting Officer on June 30, 2015. Mr. Wang previously served as the Company’s Chief Financial Officer from August 1, 2014 until June 30, 2015 when he was appointed Chief Accounting Officer. Mr. Wang’s current annual salary is $150,000. The salary disclosed in the table reflects Mr. Wang’s service from August 1, 2014 through December 31, 2015.
(7)	Cash bonus of $100,000 paid to each of Messrs. Dubner and Reilly on consummation of the TBO Merger.
(8)	Cash bonus of $150,000 paid to Mr. Dubner upon completing a $10.0 million financing after the TBO Merger.

GRANTS OF PLAN-BASED AWARDS — 2015

The following table sets forth each grant of an award made to a named executive officer for the fiscal year ended December 31, 2015 under any IDI plan.

Name	Grant Date	All Other Stock Awards: Number of Shares of Units Units (#)		Grant Date Fair Value of Stock Awards (5)
Michael Brauser	4/29/2015	175,000	(1)	$1,137,500	(1)
	11/16/2015	5,000,000	(3)	$51,650,000	(3)
Derek Dubner	4/29/2015	175,000	(1)	$1,137,500	(1)
	11/16/2015	500,000	(2)	$5,165,000	(2)
Peter Tan	1/28/2015	99,800	(4)	$508,980	(4)
James Reilly	4/29/2015	125,000	(1)	$812,500	(1)
	11/16/2015	500,000	(2)	$5,165,000	(2)
Aaron Solomon	4/29/2015	50,000	(1)	$325,000	(1)
	11/16/2015	50,000	(2)	$516,500	(2)
Jacky Wang	1/28/2015	20,000	(4)	$102,000	(4)

(1)	Represents RSUs granted on April 29, 2015, which vest in three equal annual installments beginning on the 21st day of March in the year following grant. Each RSU represents the right to receive one share of common stock upon vesting. The grant date fair value of the RSU grant was $6.50 per share.
(2)	Represents RSUs granted on November 16, 2015, which vest in three equal annual installments, subject to the Performance Vesting Conditions. Each RSU unit represents the right to receive one share of common stock upon vesting. These grants of RSUs are subject to stockholder ratification and approval of the increase to the 2015 Plan. The grant date fair value of the RSU grant was $10.33 per share.
(3)	Represents RSUs granted on November 16, 2015, which vest in four equal annual installments, subject to the Performance Vesting Conditions. Each RSU represents the right to receive one share of common stock upon vesting. This grant of RSUs is subject to stockholder approval at this Meeting. The grant date fair value of the RSU grant was $10.33 per share.
(4)	Represents RSUs granted on January 28, 2015 which vested on July 28, 2015. The grant date fair value of the RSU grant was $5.10 per share.
(5)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for RSUs, we used the closing price of our common stock on the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — 2015

The following table sets forth certain information regarding equity-based awards held by the named executive officers as of December 31, 2015.

	Option Awards						Stock Awards (3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Michael Brauser	—		—		$—	—	6,408,333	$47,037,164
Derek Dubner	—		—		$—	—	760,417	$5,581,461
Peter Tan	15,000	(1)	—		$5.30	February 8, 2022	—	$—
	80,000	(2)	—		5.50	February 13, 2022	—	$—
	20,000	(2)	10,000	(5)	8.10	November 11, 2023	—	$—
James Reilly	—		—		$—	—	647,917	$4,755,711
Aaron Solomon	—		—		$—	—	83,333	$611,664
Jacky Wang	—		—		$—	—	45,000	$330,300

(1)	Represents stock options granted under the 2008 Plan, which vested one year from the date of grant.
(2)	Represents stock options granted under the 2008 Plan, which vested in three equal annual installments beginning on the date of grant. Stock options outstanding and unexercised, which are not exercised by Mr. Tan within ninety days of his March 9, 2016 separation date shall expire.
(3)	Represents RSUs granted under the 2015 Plan, including grants made in November 2015, which are subject to stockholder approval at the Meeting. The RSUs vest in three equal annual installments beginning on the date of grant, except for 5,000,000 RSUs granted outside of the 2015 Plan held by Mr. Brauser that vest in four equal annual installments beginning on the date of grant. Each RSU represents the right to receive one share of common stock upon vesting.
(4)	Determined by multiplying the closing price of the Company’s common stock on December 31, 2015 ($7.34) by the number of shares of common stock underlying the RSUs.
(5)	These options were outstanding at December 31, 2015, but were terminated upon Mr. Tan’s separation from the Company on March 9, 2016.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth each exercise of stock options, SARs or similar instruments and each vesting of stock, RSUs and similar instruments by the named executive officers for the fiscal year ended December 31, 2015.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Michael Brauser	—	$—
Derek Dubner	—	$—
Peter Tan	99,800	$1,017,960
James Reilly	—	$—
Aaron Solomon	—	$—
Jacky Wang	35,000	$338,250

(1)	Amounts shown in these columns reflect RSU awards that vested during 2015. See the Compensation Discussion and Analysis — Compensation Policies Before the TBO Merger for details on RSU awards.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth information with respect to the value of payments or vesting acceleration, as applicable, such named executive officer would be entitled to receive assuming a qualifying termination or change in control, as applicable, as of December 31, 2015.

Name and Principal Position	Severance Amount ($)		Early Vesting of Stock Options	Early Vesting of Restricted Stock ($) (1)		Total ($)
Michael Brauser	$—		$—	$1,131,586	(2)(3)	$1,131,586
Executive Chairman
Derek Dubner	$462,000	(4)	$—	$1,590,336	(2)(5)	$2,052,336
Co-Chief Executive Officer
Peter Tan	$43,750	(10)	$—	$—		$43,750
Co-Chief Executive Officer
James Reilly	$462,000	(4)	$—	$978,664	(2)(6)	$1,440,664
President and Chief Operating Officer
Aaron Solomon	$—		$—	$244,664	(2)(7)	$244,664
Interim Chief Financial Officer
Jacky Wang	$25,000	(9)	$—	$330,300	(2)(8)	$355,300
Chief Accounting Officer

(1)	Calculated by multiplying early vesting of RSUs by $7.34, which is the closing price per share of our common stock on December 31, 2015
(2)	In the event of a qualifying termination, all unvested RSUs at the time of termination shall expire and be forfeited immediately and returned to the Company. In the event of a change of control, all unvested RSUs shall immediately vest.
(3)	Reflects vesting of 154,167 RSUs of our common stock, and does not include 5,000,000 RSUs subject to stockholder approval at the Meeting.
(4)	In accordance with Mr. Dubner’s and Mr. Reilly’s employment agreement, upon termination without cause, resignation for good reason, death or disability, base salary will be paid for the remainder of the respective employment term.
(5)	Reflects vesting of 216,167 RSUs of our common stock, and does not include 500,000 RSUs subject to stockholder approval at the Meeting.
(6)	Reflects vesting of 133,333 RSUs of our common stock, and does not include 500,000 RSUs subject to stockholder approval at the Meeting.
(7)	Reflects vesting of 33,333 RSUs of our common stock, and does not include 50,000 RSUs subject to stockholder approval at the Meeting.
(8)	Reflects vesting of 45,000 RSUs of our common stock.
(9)	In accordance with Mr. Wang’s employment agreement, upon termination without cause, resignation for good reason, death or disability, the company shall provide two (2) months salary as severance.
(10)	In accordance with Mr. Tan’s employment agreement, upon termination by the Company without cause, or resignation by Mr. Tan for good reason, base salary will be paid for the remainder of the respective employment terms.

Proposal 2

2015 IDI, INC.

STOCK INCENTIVE PLAN

Overview

The Board has approved and unanimously recommends that the stockholders increase the number of shares of common stock available for issuance under the IDI, Inc. 2015 Stock Incentive Plan (the “2015 Plan”) by 10,000,000 shares from 2,500,000 shares to 12,500,000 shares. The proposed increase reflects the transformation of the Company as a result of the TBO Merger in March 2015 and the Fluent Acquisition in December 2015. In these acquisitions and in related financing transactions, the Company issued an aggregate of 22,548,100 shares of common stock, including shares of convertible preferred stock that has converted into common stock. Furthermore, in the Fluent Acquisition, Sellers were provided the right to grant (subject to appropriate Board and Compensation Committee approvals) awards for up to seven million (7,000,000) shares of common stock. As set forth in the table titled New 2015 Plan Benefits below, awards have been granted to Fluent employees, which grants are subject to stockholder approval of the proposed increase in the 2015 Plan. Given the foregoing matters, the Board believes it is appropriate at this time to increase the number of shares available for issuance under the 2015 Plan and unanimously recommends that the stockholders approve such increase. The primary purpose of the 2015 Plan is to attract, retain, reward and motivate certain individuals by providing them with an opportunity to acquire or increase a proprietary interest in the Company and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between such individuals and the stockholders of the Company.

The following discussion summarizes the material terms of the 2015 Plan. This discussion is not intended to be complete and is qualified in its entirety by reference to the full text of the 2015 Plan, which is incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2015, and the amendment to the 2015 Plan, a copy of which is attached to this proxy statement as Annex A.

Administration

The 2015 Plan is administered by the Compensation Committee of the Board (for purpose of this description of the 2015 Plan, the “Committee”). If no Committee exists, the independent Board members will exercise the functions of the Committee.

All grants under the 2015 Plan will be evidenced by a grant agreement (an “Award Agreement”) that will incorporate the terms and conditions as the Committee deems necessary or appropriate.

Coverage Eligibility and Annual Grant Limits

The 2015 Plan provides for the issuance of awards (each, an “Award”) consisting of stock options (“Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”), restricted stock units (“RSUs”), performance shares (“Performance Shares”) and performance units (“Performance Units”). Incentive stock options (“ISOs”) may be granted under the 2015 Plan only to our employees. Our employees, consultants, directors, independent contractors and certain prospective employees who have committed to become an employee are eligible to receive all other types of awards under the 2015 Plan (each an “Eligible Individual”).

The granting of Awards under the 2015 Plan shall be subject to the following limitations: (i) a maximum of 12,500,000 shares of common stock may be subject to grants of ISOs; (ii) a maximum of 12,500,000 shares may be issued in connection with Awards, other than Options and SARs, that are settled in common stock; (iii) a maximum of 12,500,000 of shares may be subject to grants of Options or SARs to any one Eligible Individual during any one fiscal year; (iv) a maximum of 12,500,000 of such shares may be subject to grants of Performance Shares, Restricted Stock, RSUs, and Awards of common stock to any one Eligible Individual during any one fiscal year; and (v) the maximum value on the date of grant of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be $1,000,000.

Shares Reserved for Issuance Under the 2015 Plan

Subject to adjustment as described below and under the section titled “Change in Control,” upon approval of the increase in the number of shares available for issuance under the 2015 Plan, the total number of shares of common stock that may be issued pursuant to Awards granted under the Plan shall be 12,500,000 shares. Notwithstanding the foregoing, if any Award is cancelled, forfeited or terminated for any reason prior to exercise, delivery or becoming vested in full, the shares of common stock that were subject to such Award shall become available for future Awards granted under the 2015 Plan; provided, however, that any shares of common stock subject to an Award that are cancelled to pay the exercise price of a stock option, purchase price or any taxes or tax withholdings on an Award will not be available for future Awards granted under this 2015 Plan.

If the outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company or other increase or decrease in such shares effected without receipt of consideration by the Company, an appropriate and proportionate adjustment shall be made by the Committee to: (i) the aggregate number and kind of shares of common stock available under the 2015 Plan, (ii) the calculation of the reduction of shares of common stock available under the 2015 Plan, (iii) the number and kind of shares of common stock issuable pursuant to outstanding Awards granted under the 2015 Plan and/or (iv) the exercise price of outstanding Options or SARs granted under the 2015 Plan. No fractional shares of common stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made to any ISO shall be made in accordance with Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”).

Stock Options

The Committee acting in its absolute discretion has the right to grant Options to Eligible Individuals to purchase shares of common stock. Each grant shall be evidenced by an option certificate setting forth whether the Option is an ISO, which is intended to qualify for special tax treatment under Section 422 of the Code, or a non-qualified incentive stock option (“Non-ISO”). Each Option granted under the 2015 Plan entitles the holder thereof to purchase the number of shares of common stock specified in the grant at the exercise price specified in the related option certificate. At the discretion of the Committee, the option certificate can provide for payment of the exercise price either in cash, by check, bank draft, money order, in common stock and by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit.

The terms and conditions of each Option granted under the 2015 Plan will be determined by the Committee, but no Option will be granted at an exercise price which is less than the fair market value of the common stock on the grant date (generally, the closing price for the common stock on the principal securities exchange on which the common stock is traded or listed on the date the Option is granted or, if there was no closing price on that date, on the last preceding date on which a closing price was reported). In addition, if the Option is an ISO that is granted to a 10% stockholder of the Company, the Option exercise price will be no less than 110% of the fair market value of the shares of common stock on the grant date. Except for adjustments as described under “Shares Reserved for Issuance Under the 2015 Plan” above and “Change in Control” below, without the approval of the Company’s stockholders, the option price shall not be reduced after the Option is granted, an Option may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the common stock is traded.

No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the 2015 Plan and in the Award Agreement relating thereto. No Option may be exercisable more than 10 years from the grant date, or, if the Option is an ISO granted to a 10% stockholder of the Company, it may not be exercisable more than 10 years from the grant date. Moreover, no Option will be treated as an ISO to the extent that the aggregate fair market value of the common stock subject to the Option (determined as of the date the ISO was granted) which would first become exercisable in any calendar year exceeds $100,000. The Committee may not, as part of an Option grant, provide for an Option reload feature whereby an additional Option is automatically granted to pay all or a part of the Option exercise price or a part of any related tax withholding requirement.

Restricted Stock and Restricted Stock Units

The Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock and RSUs, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. The Committee shall impose such restrictions on any Restricted Stock and RSUs granted pursuant to the 2015 Plan as it may deem advisable including, without limitation, time-based vesting restrictions or the attainment of performance goals (“Performance Goals”). With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Eligible Individual or issue and hold such shares of Restricted Stock for the benefit of the Eligible Individual until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Eligible Individual holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Eligible Individual holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of common stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed. Holders of the RSUs shall not have any of the rights of a stockholder, including the right to vote or receive dividends and other distributions, until common stock shall have been issued in the Eligible Individual’s name pursuant to the RSUs; provided, however the Committee, in its sole and absolute discretion, may provide for dividend equivalents on vested RSUs.

Unless otherwise provided in the 2015 Plan or Award Agreement, common stock will be issued with respect to RSUs no later than March 15 of the year immediately following the year in which the RSUs are first no longer subject to a substantial risk of forfeiture as such term is defined in Section 409A of the Code and the regulations issued thereunder (“RSU Payment Date”). In the event that the Eligible Individual has elected to defer the receipt of common stock pursuant to an Award Agreement beyond the RSU Payment Date, then the common stock will be issued at the time specified in the Award Agreement or related deferral election form. In addition, unless otherwise provided in the Award Agreement, if the receipt of common stock is deferred past the RSU Payment Date, dividend equivalents on the common stock covered by the RSUs shall be deferred until the RSU Payment Date.

Stock Appreciation Rights

The Committee has the right to grant SARs to Eligible Individuals in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the exercise price, exercise period, repricing and termination) of the SAR shall be substantially identical to the terms and conditions that would have been applicable were the grant of the SAR a grant of an Option. Unless otherwise provided in an Award Agreement, upon exercise of a SAR the Eligible Individual shall be entitled to receive payment, in cash, in shares of common stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the grant date, by the number of shares of common stock with respect to which the SAR are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a SAR by including such limitation in the Award Agreement.

Performance Shares and Performance Units

Performance Shares and Performance Units may be granted to Eligible Individuals under the 2015 Plan. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the participant; (ii) the performance period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of common stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals; and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of common stock, or in a combination thereof.

Performance Goals

Performance Goals will be based on one or more of the following criteria: (i) the Company’s enterprise value or value creation targets; (ii) the Company’s after-tax or pre-tax profits including, without limitation, that attributable to Company’s continuing and/or other operations; (iii) the Company’s operational cash flow or working capital, or a component thereof; (iv) the Company’s operational costs, or a component thereof; (v) limiting the level of increase in all or a portion of bank debt or other of the Company’s long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) earnings per share or earnings per share from the Company’s continuing operations; (vii) the Company’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the Company’s return on capital employed or return on invested capital; (ix) the Company’s after-tax or pre-tax return on stockholder equity; (x) the attainment of certain target levels in the fair market value of the Company’s common stock; (xi) the growth in the value of an investment in the common stock assuming the reinvestment of dividends; and/or (xii) EBITDA (earnings before income tax, depreciation and amortization). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of the Company of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by the Company (or a subsidiary, division, facility or other operational unit) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

Non-Transferability

No Award will be transferable by an Eligible Individual other than by will or the laws of descent and distribution, and any Option or SAR will (absent the Committee’s consent) be exercisable during a Eligible Individual’s lifetime only by the Eligible Individual, except that the Committee may provide in an Award

Agreement that an Eligible Individual’s may transfer an award to a “family member”, as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee.

Amendments to the 2015 Plan

The 2015 Plan may be amended by the Board to the extent that it deems necessary or appropriate provided, however, that the approval of the stockholders shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the 2015 Plan; (ii) that increases the maximum number of shares of common stock in the aggregate that may be subject to Awards that are granted under the 2015 Plan (except as otherwise permitted under the 2015 Plan); (iii) the approval of which is necessary to comply with federal or state law or with the rules of any stock exchange or automated quotation system on which the common stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the stockholders of the Company must approve an action to be undertaken under the 2015 Plan. Except as expressly provided in the 2015 Plan, no amendment, suspension or termination of the 2015 Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the 2015 Plan. Awards granted prior to the termination of the 2015 Plan may extend beyond the date the 2015 Plan is terminated and shall continue subject to the terms of the 2015 Plan as in effect on the date the 2015 Plan is terminated.

Change in Control

Upon the occurrence of a Change in Control (as defined in the 2015 Plan), the Committee may, in its sole and absolute discretion, provide on a case by case basis that (i) all Awards shall terminate, provided that participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any Award, (ii) all Awards shall terminate, provided that participants shall be entitled to a cash payment equal to the price per share of common stock paid in the Change in Control transaction, with respect to shares subject to the vested portion of the Award, net of the exercise price thereof, if applicable, (iii) in connection with a liquidation or dissolution of the Company, the Awards, to the extent vested, shall convert into the right to receive liquidation proceeds net of the exercise price (if applicable), (iv) accelerate the vesting of Awards and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of the Company, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Federal Income Tax Consequences

The rules concerning the federal income tax consequences of Awards under the 2015 Plan are technical, and reasonable persons may differ on their proper interpretation. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

ISOs. In general, an employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the employee will be required to treat an amount equal to the difference between the fair market value of the common stock on the date of exercise over the option exercise price as an item of adjustment in computing the employee’s alternative minimum taxable income. If the employee does not dispose of the common stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of the exercise of the ISO, a subsequent disposition of the common stock generally will result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and exercise price. The Company will not be entitled to any federal income tax deduction as a result of such disposition. In addition, the Company normally will not be entitled to take a federal income tax deduction on either the grant date or upon the exercise of an ISO.

If the employee disposes of the common stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, the employee generally will recognize ordinary income, and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (1) the excess of the fair market value of the common stock on the date of exercise over the option exercise price or (2) the amount realized upon disposition of the common stock over the exercise price. Any gain in excess of such amount recognized by the employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-ISOs. An Eligible Individual will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the Eligible Individual generally will recognize ordinary income and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the option exercise price. Upon a subsequent sale of the common stock by the Eligible Individual, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

SARs. An Eligible Individual will not recognize any taxable income upon the grant of a SAR, and the Company will not be entitled to take an income tax deduction at the time of such grant. A Eligible Individual will recognize ordinary income for federal income tax purposes upon the exercise of a SAR under the 2015 Plan for cash, common stock or a combination of cash and common stock, and the amount of income that the Eligible Individual will recognize will depend on the amount of cash, if any, and the fair market value of the common stock, if any, that the Eligible Individual receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

Restricted Stock. The Eligible Individual who receives Restricted Stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”). At such time the Eligible Individual will be subject to tax at ordinary income rates on the fair market value of the Restricted Stock (reduced by any amount paid by the participant for such Restricted Stock). However, an Eligible Individual who makes an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant and not eligible for the reduced tax rate applicable to dividends. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

Restricted Stock Units. Generally, no income will be recognized upon the award of RSUs. An Eligible Individual who receives RSUs generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any shares of common stock or other property on the date that such amounts are transferred to the Eligible Individual under the award (reduced by any amount paid by the Eligible Individual for such RSU). The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income.

Performance Units and Performance Shares. No income generally will be recognized upon the grant of a Performance Unit or Performance Share. Upon payment in respect of a Performance Unit or Performance Share, the Eligible Individual generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock or other property received. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income.

Code Section 162(m). Code Section 162(m) imposes a $1 million deduction limitation on the compensation paid to a public company’s most senior executives unless the compensation meets one of the exceptions to this limitation. One exception is for option grants made at fair market value. Another exception is for grants which are made subject to the satisfaction of one or more Performance Goals which are set in accordance with Code Section 162(m) and which are forfeited if there is a failure to satisfy those Performance Goals. The 2015 Plan has been designed so that the Committee can make grants which can satisfy the requirements for these exceptions.

Equity Compensation Plan Information

The following table lists all securities authorized for issuance and outstanding under our equity compensation plans at December 31, 2015:

Plan category	Number of securities to be issued upon exercise of outstanding options and stock awards	Weighted average exercise price of outstanding options (excluding outstanding restricted share units)	Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding options)

Equity compensation plans approved by security holders	1,989,000	$9.51	1,048,563	(1)
Equity compensation plans not approved by security holders (2)	—	—	—

(1)	Represents shares remaining available for future issuance under the 2008 Plan and 2015 Plan. Also, in the TBO Merger, which was approved by the Company’s stockholders, IDI assumed 960,000 RSUs previously granted to employees of TBO and Interactive Data, including 400,000 RSUs previously granted to Mr. Dubner. These RSUs now represent the right to acquire IDI’s common stock, and such RSUs are not included in the table above.
(2)	Does not include 12,312,000 RSUs subject to stockholder approval pursuant to Proposals 2, 3 and 4.

New 2015 Plan Benefits

The following table sets forth information regarding awards that have been made pursuant to the 2015 Plan from April 30, 2015 through April 13, 2016 to the individuals and groups listed. All of these awards are subject to stockholder approval of the 2015 Plan and ratification of the awards. If stockholder approval is not obtained then the recipients will not receive the awards granted at this time.

Name	Position	Grant Date Fair Value of RSUs	Number of RSUs	Grant Date Fair Value of Options	Number of Options
Derek Dubner	Chief Executive Officer	$5,165,000	500,000	$—	—
James Reilly	President and Chief Operating Officer	$5,165,000	500,000	$—	—
Aaron Solomon	Interim Chief Financial Officer	$516,500	50,000	$—	—
Peter Tan	Co-Chief Executive Officer	$—	—	$—	—
Michael Brauser	Executive Chairman	$—	—	$—	—
Jacky Wang	Chief Accounting Officer	$—	—	$—	—

Executive Officer Group (3 persons)		$10,846,500	1,050,000	—	—
Non-Executive Director Group (7 persons)		$1,854,650	185,000	—	—
Non-Executive Employee and Others Group		$27,053,450	3,077,000	369,809	85,000

Vote Required and Board Recommendation

Approval of the 2015 Plan increase and ratification of awards made subject to approval of the 2015 Plan increase require the affirmative vote of a majority of votes cast on the proposal at the Meeting.

The Board unanimously recommends a vote “FOR” approval of the increase in the number of shares available for issuance under the IDI, Inc. 2015 Stock Incentive Plan and ratification of awards made subject to such increase.

Proposal 3

APPROVAL OF RSU GRANT TO OUR EXECUTIVE CHAIRMAN

On November 16, 2015, the Compensation Committee approved an employment agreement between the Company and our Executive Chairman, Michael Brauser (the “Brauser Employment Agreement”), including a proposed grant under the Brauser Employment Agreement of 5,000,000 restricted stock units (the “Brauser RSUs”). The Brauser RSUs are being granted outside the 2015 Plan, and as such must be approved by stockholders at the Meeting separately from the 2015 Plan increase, which is the subject of Proposal 2.

The Brauser RSUs vest in four equal annual installments beginning on the first anniversary of the grant date, provided that during any fiscal year in which the Brauser RSUs are outstanding, gross revenue is determined in accordance with the Company’s audited financial statements in excess of $100.0 million for any one fiscal year and positive EBITDA is also determined based on the Company’s audited financial statements for such fiscal year, after subtracting all charges for equity compensation paid to executives or other service providers to the Company (collectively, the “Vesting Conditions”), and provided further that the grant is approved by stockholders at the Meeting.

Mr. Brauser has served as a director and Executive Chairman of the Company since June 2015. In his capacity as Executive Chairman, Mr. Brauser is responsible for leadership of the Board, including setting its agenda and ensuring effectiveness in accomplishing the Company’s strategic plans, leading the Company in forging and nurturing relationships with various parties, including significant shareholders, financial institutions, and strategic alliances, as well as for certifying our annual and quarterly reports filed with the Securities and Exchange Commission. For his service, Mr. Brauser receives an annual salary of $25,000. As such, the Compensation Committee believes the award of 5,000,000 RSUs is appropriate in light of Mr. Brauser’s service to the Company, his significant contributions to the transformation of the Company during 2015, including completing the TBO Merger and identifying, structuring and ultimately closing the Fluent Acquisition.

Vote Required and Board Recommendation

Approval of the Brauser RSU grant requires the affirmative vote of a majority of votes cast on the proposal at the Meeting.

The Board unanimously recommends a vote “FOR” approval of the Brauser RSU grant.

Proposal 4

APPROVAL OF RSU GRANT TO OUR VICE CHAIRMAN

On December 8, 2015, the Compensation Committee approved a grant of RSUs to our Vice Chairman, Phillip Frost (the “Frost Grant”), of 3,000,000 restricted stock units (the “Frost RSUs”). The Frost RSUs are being granted outside the 2015 Plan, and as such must be approved by stockholders at the Meeting separately from the 2015 Plan increase, which is the subject of Proposal 2.

The Frost RSUs will vest immediately provided that the grant is approved by stockholders at the Meeting. Dr. Frost is a prominent and seasoned executive and the Compensation Committee believes his knowledge, experience, and vision will significantly benefit the strategic direction of the Company. As such, the Compensation Committee believes the award of 3,000,000 RSUs is appropriate at this time.

Vote Required and Board Recommendation

Approval of the Frost RSU grant requires the affirmative vote of a majority of votes cast on the proposal at the Meeting.

The Board unanimously recommends a vote “FOR” approval of the Frost RSU grant.

Proposal 5

NON-BINDING ADVISORY VOTE

“SAY ON PAY”

The SEC rules and regulations require all public companies to hold a nonbinding advisory stockholder vote to approve the compensation of executive officers as described in the executive compensation tables and any related information in each such company’s proxy statement (commonly known as a “Say on Pay” proposal). At the Meeting, the Company will present its Say on Pay proposal for approval.

This Say on Pay proposal is set forth in the following resolution:

RESOLVED, that the stockholders of IDI, Inc. approve, on an advisory basis, the compensation of its named executive officer, as disclosed in the IDI, Inc. Proxy Statement for the 2016 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables, and any related information found in the proxy statement of IDI, Inc.

Because your vote on this proposal is advisory, it will not be binding on the Board, the Compensation Committee, or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required and Board Recommendation

The advisory vote on the Say on Pay proposal requires the affirmative vote of a majority of the voting power of the issued and outstanding stock of the Company entitled to vote, present in person or represented by proxy at the Annual Meeting.

The Board unanimously recommends a vote “FOR” the Say on Pay proposal.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of April 13, 2016 (the “Record Date”) by (i) all current directors, (ii) all named executive officers, (iii) all current executive officers and directors of the Company as a group, and (iv) each person known by the Company to beneficially own in excess of 5% of the Company’s outstanding common stock. Unless noted otherwise, the corporate address of each person listed below is 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431.

The Company does not know of any other beneficial owner of more than 5% of the outstanding shares of common stock other than as shown below. Unless otherwise indicated below, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

Named Executive Officers, Directors and Nominees	Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned (1)
Michael Brauser (2)	3,145,925	(3)	6.7%
Derek Dubner (4)	48,846	(5)	*
James Reilly	31,338	(6)	*
Aaron Solomon	14,476	(7)	*
Jacky Wang	35,400	(8)	*
Dr. Phillip Frost	13,417,973	(9)	28.6%
Steven D. Rubin	220,255	(10)	*
Robert N. Fried	367,338	(11)	*
Ryan Schulke (12)	7,853,900	(13)	16.7%
Donald Mathis	—		*
Robert Swayman	21,464	(14)	*
Peter Benz	18,334	(15)	*
Daniel MacLachlan	2,000	(16)	*
All directors and executive officers as a group (13 persons)	25,177,249	(19)	53.6%
Peter Tan (18)	446,279	(17)	*

5% Holders
Frost Gamma Investment Trust	13,417,973	(20)	28.6%
Matthew Conlin	7,325,200	(21)	15.6%

*	The person beneficially owns less than 1% of IDI’s outstanding common shares.
(1)	Based on 46,924,183 shares of common stock outstanding at the Record Date.
(2)	Mr. Brauser’s shares do not include (i) 2,000,000 Restricted Stock Units (“RSUs”) owned by Marlin Capital, of which Mr. Brauser is a manager and (ii) 5,154,167 unvested RSUs in Mr. Brauser’s name. 500,000 of the Marlin RSUs are vested as of the Record Date but subject to deferred delivery.
(3)	Mr. Brauser’s shares include (i) 2,061,945 shares held by Grander Holdings, Inc. 401K, of which Mr. Brauser is the trustee, (ii) 954,116 shares held by Birchtree Capital, LLC, of which Mr. Brauser is the manager, (iii) 121,734 shares held by Mr. Brauser directly, and (iv) 16,259 shares held directly through BSIG, LLC of which Mr. Brauser owns a 50% interest. Mr. Brauser disclaims beneficial ownership of these shares except to the extent of any pecuniary interest he may have.
(4)	Mr. Dubner served as our Co-Chief Executive Officer from March 21, 2015 until March 9, 2016, when he was named Chief Executive Officer.
(5)	Mr. Dubner’s shares do not include 116,666 unvested RSUs that vest in two equal annual installments beginning on March 21, 2017, and 400,000 RSUs granted to Mr. Dubner by TBO and assumed by IDI in the TBO Merger. The RSUs represent the right to receive shares of IDI common stock. 300,000 of these RSUs are vested as of the Record Date but subject to deferred delivery.

(6)	Mr. Reilly’s shares do not include 83,333 unvested RSUs that vest in two equal annual installments beginning on March 21, 2017, and 200,000 RSUs granted to Mr. Reilly by TBO and assumed by IDI in the TBO Merger. The RSUs represent the right to receive shares of IDI common stock. 150,000 of these RSUs are vested as of the Record Date but subject to deferred delivery.
(7)	Mr. Solomon’s shares do not include 33,333 unvested RSUs that vest in two equal annual installments beginning on March 21, 2017.
(8)	Mr. Wang’s shares do not include 45,000 unvested RSUs that vest in three equal annual installments on beginning on August 1, 2016.
(9)	Dr. Frost’s shares do not include 3,000,000 unvested RSUs owned by Frost Gamma Investment Trust (“Frost Gamma”).
(10)	Mr. Rubin’s shares include vested options to purchase 32,000 shares of common stock, and do not include 50,000 unvested RSUs that vest in two equal annual installments beginning on March 21, 2017.
(11)	Mr. Fried’s shares include vested options to purchase 32,000 shares of common stock, and do not include 33,333 unvested RSUs that vest in two equal annual installments beginning on March 21, 2017.
(12)	Mr. Schulke was appointed a director on December 8, 2015, concurrent with the Fluent Acquisition.
(13)	Mr. Schulke’s shares include (i) 5,893,900 shares held directly, and (ii) 2,000,000 shares held by RSMC Partners, LLC, of which Mr. Schulke is a member. Mr. Schulke disclaims beneficial ownership of the shares held by RSMC Partners, LLC except to the extent of any pecuniary interest he may have.
(14)	Mr. Swayman’s shares include 13,334 RSUs that are expected to vest on June 16, 2016, 16,259 shares held directly through BSIG, LLC of which Mr. Swayman owns a 50% interest, and do not include 16,666 unvested RSUs that vest in two equal annual installments beginning on June 16, 2017. Mr. Swayman disclaims beneficial ownership of the shares held by BSIG, LLC except to the extent of any pecuniary interest he may have.
(15)	Mr. Benz’s shares include 18,334 RSUs that are expected to vest on June 16, 2016, and do not include 16,666 unvested RSUs that vest in two equal annual installments beginning on June 16, 2017.
(16)	Mr. MacLachlan’s shares include 2,000 shares held in an IRA. Mr. MacLachlan’s shares do not include 100,000 RSUs granted to Mr. Maclachlan by TBO and assumed by IDI in the Merger, of which 68,750 are vested as of the Record Date but subject to deferred delivery. All RSUs represent the right to receive shares of IDI common stock.
(17)	Mr. Tan served as our Co-Chief Executive Officer until March 9, 2016.
(18)	Includes (i) 329,800 shares held by TGC Partners Limited of which Mr. Tan is the sole member and management director and (ii) 1,929 shares held by TGC Financial Partners Limited (“TGC Partners”), of which Mr. Tan owns 51%. Also includes vested options to purchase 115,000 shares of common stock.
(19)	Includes vested options to purchase 189,000 shares of common stock.
(20)	Based on a Schedule 13D/A filed with the SEC on March 29, 2015. Frost Gamma beneficially owns 13,417,973 shares. Dr. Frost is the trustee of Frost Gamma. Frost Gamma L.P. is the sole and exclusive beneficiary of Frost Gamma. Dr. Frost is one of two limited partners of Frost Gamma L.P. The general partner of Frost Gamma L.P. is Frost Gamma, Inc., and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. Frost Gamma’s address is 4400 Biscayne Blvd., Suite 1500, Miami, FL 33137.
(21)	Mr. Conlin’s shares include (i) 5,305,200 shares held directly, (ii) 20,000 shares held by Conlin Family Foundation Trust in which the Mr. Conlin serves as co-trustee and (iii) 2,000,000 shares held by RSMC Partners, LLC, of which Mr. Conlin is a member. Mr. Conlin disclaims beneficial ownership of the shares held by RSMC Partners, LLC except to the extent of any pecuniary interest he may have.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and executive officers of the Company and ten percent stockholders of the Company to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company with the Securities and Exchange Commission. Directors, executive officers, and ten percent stockholders are required to furnish the

Company with copies of all Section 16(a) forms they file. Before the Company completed the domestication to Delaware from the Cayman Islands on March 20, 2015, the Company qualified as a “foreign private issuer” under the rules and regulations of the Securities and Exchange Commission, and as such was no required to comply with Section 16(a). Upon completion of the domestication, the Company no longer qualified as a foreign private issuer and immediately began filing reports required of a domestic issuer, including, with respect to its officers and directors, Section 16(a).

To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company during and/or with respect to the year ended December 31, 2015, the Company is not aware of any late or delinquent filings required under Section 16(a) of the Exchange Act in respect of the Company’s equity securities, other than a Form 3 which was filed late by one business day by Donald Mathis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee reviews and approves transactions in which IDI was or is to be a participant, where the amount involved exceeded or will exceed $120,000 annually and any of its directors, executive officers or their immediate family members had or will have a direct or indirect material interest. IDI has a written policy stating that the Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any related party transactions. The related party transaction will not be approved unless at a minimum it is for IDI’s benefit and is upon terms no less favorable to the company than if the related party transaction was with an unrelated third party.

Interest in the TBO Merger — Frost Gamma Investments Trust

Prior to the TBO Merger, but after giving effect to the Company’s March 19, 2015 1-for-5 reverse split, Frost Gamma owned 2,144,275 shares of IDI, representing 29.4% of the IDI’s outstanding ordinary shares. In addition, on March 21, 2015, after giving effect to a TBO recapitalization, Frost Gamma owned 80,000 shares of TBO common stock, 640,000 shares of TBO Series C Preferred Stock, and 4,000 shares of TBO Series D Preferred Stock, which resulted in IDI issuing to Frost Gamma 2,660,309 shares of Company common stock at closing, and an additional 900,108 shares of the Company common stock subject to an earn out. As a result, following the TBO Merger, Frost Gamma owned 34.6% of the Company’s common stock at closing and 38.6% of the Company’s common stock assuming the earn out shares are earned.

Phillip Frost, M.D.

On December 8, 2015, Phillip Frost, M.D., was appointed as a director of the Company to fill the Board seat vacated by Daniel Brauser, and was named Vice Chairman of the Board. Upon his appointment to the Company’s Board, Dr. Frost was granted 3,000,000 RSUs, subject to stockholder approval.

Financing — Frost Gamma Investments Trust

On November 16, 2015, approximately $7.0 million of gross proceeds was raised pursuant to a Securities Purchase Agreement (the “FGIT Securities Purchase Agreement”) between the Company and Frost Gamma. Frost Gamma received (i) 20,990 shares of Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred”) and (ii) warrants to purchase up to 524,750 shares of the Company’s common stock, with an exercise price of $6.67 per share.

On November 16, 2015, the Company entered into the Stock Purchase Agreement with Frost Gamma providing for the sale of 119,940 shares of Series B Preferred to Frost Gamma, in exchange for $40.0 million (the “FGIT Stock Purchase Agreement”). Each share of Series B Preferred has automatically converted into 50 shares of common stock, on February 22, 2016. The sale was completed in connection with the Fluent Acquisition on December 8, 2015.

Bridge Loans

On December 8, 2015, the Company entered into and consummated bridge loans with each of Frost Gamma, Michael Brauser, and another investor, pursuant to which the Company received a $5.0 million bridge loan from Frost Gamma, a $4.0 million bridge loan from Michael Brauser, and a $1.0 million bridge loan from such other investor, for aggregate bridge financing in the amount of $10.0 million.

Business Consulting Agreement — Marlin Capital Investments, LLC

On October 13, 2014, IDI Holdings entered into a business consulting services agreement with Marlin Capital for a term of four years (the “Marlin Consulting Agreement”). Michael Brauser, the Company’s Executive Chairman, is a 50% owner and one of two managers of Marlin Capital. Under the Marlin Consulting Agreement, Marlin Capital serves in the capacity of a strategic advisor to TBO and provides services such as recommendations on organizational structure, capital structure, future financing needs, and business strategy. The Marlin Consulting Agreement provides for equity compensation issued to Marlin in the amount of 2,000,000 RSUs of TBO. IDI assumed these RSUs in the TBO Merger and the RSUs represent the right to receive 2,000,000 shares of IDI common stock. The RSUs vest on four equal annual installments beginning October 13, 2015 only if certain performance goals of IDI are met. The performance goals of IDI were met in January 2016. The shares underlying such RSUs will not be delivered until October 13, 2018, unless there is a change of control of IDI.

DAB Management Group

Effective on August 1, 2015, IDI entered into a consulting agreement with DAB Management Group Inc. (“DAB”) for DAB to provide consulting services related to business development, future acquisition and strategic transactions for a term of six months, and shall automatically renew for additional six-month periods, unless either party provides written notice to the other of its intent not to renew not fewer than 30 days prior to the expiration of the then current term (the “DAB Agreement”). DAB is owned by Daniel Brauser, a former director of the Company and son of Executive Chairman, Michael Brauser. Under the DAB Agreement, the consulting service fee is $20,000 per month. Total consulting service fees of $100,000 were paid during the year ended December 31, 2015.

Warrant Exchange

Effective on March 11, 2016, the Board approved the issuance of an aggregate of 1,069,728 shares of common stock in exchange for warrants to purchase shares of common stock previously issued to four stockholders of the Company, including 524,750 shares to Frost Gamma. No additional consideration was paid by the stockholders and the warrants were, or will be cancelled, upon the exchange.

Other

Beginning in June 2015, the Company began paying monthly rental payments of $5,000 on behalf of Grander Holdings, Inc., an entity owned by Michael Brauser, the Company’s Executive Chairman, for a portion of its office lease at 4400 Biscayne Blvd, Miami, Florida 33137, to Frost Real Estate Holdings, LLC, an entity controlled by Dr. Phillip Frost, a significant shareholder in the Company at the time of the agreement and current Vice Chairman of the Company. The office is occupied by the Company’s Executive Chairman, as well as corporate and administrative personnel and is used to conduct Company-related business. The Company paid rental fees of $35,000 in total for the year ended December 31, 2015.

In October 2015, the Company entered into a Non-Exclusive Aircraft Dry Lease Agreement with Brauser Aviation, LLC, an affiliated entity of Michael Brauser, our Executive Chairman, to pay a set hourly rate for Company-related usage of the aircraft. The Company recognized aircraft lease fee of $94,000 in total for the year ended December 31, 2015.

Fluent has a vendor agreement with OnBlaze LLC (“OnBlaze”), a company which provides email marketing services for Fluent’s proprietary websites, and in which the spouse of Fluent’s President, Matthew Conlin, is the General Manager and an approximate 5% owner. Through the date of the Fluent Acquisition through December 31, 2015, Fluent paid $13,000 for media services provided and expects to spend approximately $350,000 in media services in 2016.

The brother of Fluent’s President, Matthew Conlin, is employed by Fluent as a sales representative.

OTHER MATTERS

A copy of our Form 10-K for the year ended December 31, 2015, without exhibits, is being mailed with this proxy statement. Stockholders are referred to the Form 10-K for financial and other information about the Company.

Additional copies of our Form 10-K for the year ended December 31, 2015 may be obtained without charge by writing to Joshua Weingard, Corporate Counsel, 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431. Exhibits will be furnished upon request. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of such site is http://www.sec.gov.

We will pay for preparing, printing and mailing this proxy statement. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission, but such persons will not receive any special compensation for such services. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners.

ANNEX A

AMENDMENT TO THE

IDI, INC.

2015 STOCK INCENTIVE PLAN

WHEREAS, IDI, Inc., a Delaware corporation (the “Company”) currently maintains and sponsors the IDI, Inc. 2015 Stock Incentive Plan (the “Plan”); and

WHEREAS, Section 14(k) of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time; and

WHEREAS, the Board has determined it to be in its best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, effective upon the Company’s Stockholders’ approval as set forth in Section 14(k) of the Plan, the following amendment to the Plan is hereby adopted:

The last sentence of Section 5(a) of the Plan shall be amended and restated to read as follows:

“The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 12,500,000.

Section 5(b) of the Plan shall be amended and restated to read as follows:

“Certain Limitations on Specific Types of Awards. The granting of Awards under this Plan shall be subject to the following limitations:

(i) With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of 12,500,000 of such shares may be subject to grants of Incentive Stock Options;

(ii) With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of 12,500,000 of such shares may be issued in connection with Awards, other than Stock Options and Stock Appreciation Rights, that are settled in Common Stock;

(iii) With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of 12,500,000 of such shares may be subject to grants of Options or Stock Appreciation Rights to any one Eligible Individual during any one fiscal year;

(iv) With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of 12,500,000 of such shares may be subject to grants of Performance Shares, Restricted Stock, Restricted Stock Units and Awards of Common Stock to any one Eligible Individual during any one fiscal year; and

(v) The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be $1,000,000.”

Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the      day of                      2016, on behalf of the Company.

IDI, INC.

By:

Name:

Title:

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▲ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH DIRECTOR NOMINEE LISTED AND “FOR” EACH OF PROPOSALS 2, 3, 4 AND 5.

Proposal 1 – To elect the nine (9) directors listed below to IDI’s Board of Directors to serve for a one year term until IDI’s 2017 Annual Meeting of Stockholders or until a successor is duly elected and qualified.

	FOR ALL Nominees ☐	WITHHELD As to All Nominees ☐

NOMINEES: (01) Michael Brauser (02) Dr. Phillip Frost (03) Derek Dubner (04) Ryan Schulke (05) Peter Benz (06) Robert N. Fried (07) Donald Mathis (08) Steven D. Rubin (09) Robert Swayman

Proposal 3 – To approve an award of restricted stock units to our Executive Chairman.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4 – To approve an award of restricted stock units to our Vice Chairman.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 5 – Advisory approval of IDI’s 2015 executive compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐	Please check the box if you plan on attending the Annual Meeting.

(Instruction: To withhold authority to vote for any individual nominee, mark “FOR ALL Nominees” and then strike a line through that nominee’s name in the list above)

Proposal 2 – To approve an amendment to the IDI, Inc. 2015 Stock Incentive Plan (“2015 Plan”) to increase the number of shares available for issuance under the 2015 Plan and ratify awards made under the 2015 Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature                                          Signature, if held jointly                              Date                        , 2016.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Materials for the Annual

Meeting of Stockholders to be held June 1, 2016

The Notice of the Annual Meeting of Stockholders, the Proxy Statement

and our Annual Report on Form 10-K for the year ended December 31, 2015 are available at http://www.ididata.com

▲ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ▲

PROXY

IDI, INC.

2650 North Military Trail, Suite 300

Boca Raton, Florida 33431

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2016 ANNUAL MEETING OF STOCKHOLDERS

JUNE 1, 2016 (3:00 P.M. EASTERN TIME)

The undersigned hereby appoints Derek Dubner and Joshua Weingard and each of them severally, as proxies of the undersigned, each with full power to appoint his substitute, to represent the undersigned at the Annual Meeting (the “Meeting”) of Stockholders of IDI, Inc. (the “Company”) to be held on June 1, 2016 (3:00 p.m. Eastern Time) at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431, and at any adjournments thereof, and to vote all ordinary shares of the Company held of record by the undersigned at the close of business on April 13, 2016 in accordance with the instructions set forth on this proxy card and, in their discretion, to vote such shares on any other business as may properly come before the Meeting and on matters incident to the conduct of the Meeting. Any proxy heretofore given by the undersigned with respect to such ordinary shares is hereby revoked.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

AND RETURN IT IN THE ENCLOSED ENVELOPE

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IF THIS PROXY IS EXECUTED BUT NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3, 4 AND 5.

(Continued and to be marked, dated and signed, on the other side)